As filed with the Securities and Exchange Commission on August 20, 2010
Registration No. 333-136819

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
QUANTA SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	74-2851603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(713) 629-7600
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Tana L. Pool, Esq.
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(713) 629-7600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With Copies To:
Christine B. LaFollette, Esq.
Akin Gump Strauss Hauer & Feld, LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
(713) 220-5896
Approximate date of commencement of the proposed sale of securities to the public: Not applicable. Termination of registration statement and deregistration of related securities.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall be effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     On August 22, 2006, Quanta Services, Inc. (the “Company”) filed a registration statement on Form S-3, Registration Number 333-136819 (the “Registration Statement”), with the Securities and Exchange Commission to register the resale by the selling securityholders named in the Registration Statement of $143,750,000 of the Company’s 3.75% Convertible Subordinated Notes due 2026 and 8,658,480 shares of Company common stock issuable upon conversion of such notes (such notes and common stock collectively, the “Securities”).
     The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Securities registered for resale by the selling securityholders named in the Registration Statement that remain unsold as of the date of this Post-Effective Amendment. The resale of these Securities is being deregistered because the Company’s obligation to keep the Registration Statement effective pursuant to the terms of its registration rights agreement with the selling securityholders has expired. The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Securities registered for resale under the Registration Statement.

SIGNATURES
     Pursuant to the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on August 20, 2010.

By:	/s/ JOHN R. COLSON
	Name:	John R. Colson
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities indicated on August 20, 2010.

Signature	Title

/s/ JOHN R. COLSON	Chief Executive Officer, Director
John R. Colson	(Principal Executive Officer)

/s/ JAMES H. HADDOX	Chief Financial Officer
James H. Haddox	(Principal Financial Officer)

/s/ DERRICK A. JENSEN	Vice President and Chief Accounting Officer
Derrick A. Jensen

*	Director
James R. Ball

*	Director
J. Michal Conaway

*	Director
Ralph R. DiSibio

*	Director
Vincent D. Foster

*	Director
Bernard Fried

*	Director
Louis C. Golm

*	Director
Worthing F. Jackman

*	Director
Bruce Ranck

*	Director
John R. Wilson

*	Director
Pat Wood, III

*By:
/s/ JAMES H. HADDOX James H. Haddox
Attorney-In-Fact